                                                                     Exhibit 4.7

================================================================================

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                                     Between

                   Washington Mutual Mortgage Securities Corp.
                                    (Seller)

                                       and

                           WaMu Asset Acceptance Corp.
                                   (Purchaser)

                          Dated as of December 28, 2005

                      Residential First Lien Mortgage Loans
                              Flow Delivery Program

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS...................................................     1

ARTICLE 2. SALE AND CONVEYANCE OF MORTGAGE LOANS; PAYMENT OF PURCHASE
   PRICE; DELIVERY OF MORTGAGE FILES;....................................     9
   Section 2.1.    Sale and Conveyance of Mortgage Loans; Payment of
                   Purchase Price........................................     9
   Section 2.2.    Delivery of Mortgage Files............................     9
   Section 2.3.    Recordation of Mortgages and Assignments of
                   Mortgages.............................................    10
   Section 2.4.    Repurchases of and Substitutions for Defective
                   Mortgage Loans........................................    10

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE
   MORTGAGE LOANS; REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS..........    12
   Section 3.1.    Seller Representations and Warranties Concerning the
                   Mortgage Loans........................................    12
   Section 3.2.    Additional Seller Representations and Warranties......    16
   Section 3.3.    Repurchases and Substitutions in the Event of Breach
                   of Seller Representations and Warranties..............    18

ARTICLE 4. COVENANTS.....................................................    19
   Section 4.1.    Cooperation...........................................    19
   Section 4.2.    Representations, Warranties, Covenants and
                   Indemnities...........................................    19
   Section 4.3.    Delivery of Documents.................................    19
   Section 4.4.    Consents and Approvals................................    19
   Section 4.5.    Confidentiality.......................................    20

ARTICLE 5. CONDITIONS TO PURCHASE........................................    20
   Section 5.1.    Required Documents....................................    20
   Section 5.2.    Correctness of Representations and Warranties.........    20
   Section 5.3.    Compliance With Conditions............................    20
   Section 5.4.    Costs.................................................    21

ARTICLE 6. SALE PURSUANT TO POOLING AND SERVICING AGREEMENT..............    21
   Section 6.1.    Seller's Consent to Assignment........................    21
   Section 6.2.    Indemnification.......................................    21

ARTICLE 7. MISCELLANEOUS PROVISIONS......................................    22
   Section 7.1.    Amendment.............................................    22
   Section 7.2.    Recordation of Agreement..............................    22
   Section 7.3.    Governing Law.........................................    23
   Section 7.4.    General Interpretive Principles.......................    23

   Section 7.5.    Notices...............................................    23
   Section 7.6.    Severability of Provisions............................    24
   Section 7.7.    Exhibits..............................................    24
   Section 7.8.    Counterparts; Successors and Assigns..................    24
   Section 7.9.    Effect of Headings....................................    25
   Section 7.10.   Other Agreements Superseded...........................    25
   Section 7.11.   Intention of the Parties..............................    25
   Section 7.12.   Nonsolicitation.......................................    25
   Section 7.13.   Attorneys' Fees.......................................    26
   Section 7.14.   Security Interest.....................................    26
   Section 7.15.   Covenant Not to Place Purchaser or Trust Into
                   Bankruptcy............................................    27

                                    EXHIBITS

Exhibit A   CONTENTS OF MORTGAGE FILE

Exhibit B   TERM SHEET

Exhibit C   CONFIDENTIAL PRICING SUPPLEMENT

                                                                     Exhibit 4.7

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

     THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT dated as of December 28, 2005 is among WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser, and Washington Mutual Mortgage Securities Corp., a Delaware corporation, as seller.

                              PRELIMINARY STATEMENT

     WHEREAS, in reliance upon the representations, warranties and covenants of the Seller contained here, the Purchaser desires to purchase from the Seller, from time to time, and the Seller desires to sell to the Purchaser, from time to time, certain residential first lien mortgage loans, subject to the terms and conditions of this Agreement, without recourse;

     WHEREAS, the Purchaser and the Seller desire to prescribe in this Agreement the manner of sale by the Seller and purchase by the Purchaser of such mortgage loans; and

     WHEREAS, following each purchase of mortgage loans from the Seller, the Purchaser intends to effect a Sale (as defined below) with respect to those mortgage loans pursuant to a Pooling and Servicing Agreement (as defined below).

     NOW, THEREFORE, the Purchaser and the Seller agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Agreement: This Mortgage Loan Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

     Appraised Value: With respect to any (i) Mortgage Loan that is not a Streamlined Mortgage Loan or ROV Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property; provided, however, that if such Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property; (ii) ROV Mortgage Loan, the lesser of (a) the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property; provided, however, that if such ROV Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the residential appraisal review made in connection with the origination of such ROV Mortgage Loan as the value of the related Mortgaged Property; and (iii) Streamlined Mortgage Loan, the value set forth in the appraisal made in connection with the origination of the mortgage loan being refinanced.

     ARM Loan: A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

     Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease by the Mortgagor to the originator of the Cooperative Loan.

     Buydown Agreement: An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

     Buydown Fund: A fund provided by the originator of a Mortgage Loan or another Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such Buydown Loan for a period.

     Buydown Loan: A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such Mortgage Loan.

     Certificates: As defined in the applicable Term Sheet.

     Closing Date: With respect to any Mortgage Loan, the meaning set forth in the applicable Term Sheet.

     Closing Date Loan-to-Value Ratio: With respect to any Mortgage Loan, the Cut-Off Date Principal Balance of such Mortgage Loan divided by the value of the related Mortgaged Property as of the related Closing Date.

     Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     Confidential Pricing Supplement: A Confidential Pricing Supplement with respect to the Mortgage Loans purchased by the Purchaser from the Seller on a Closing Date, in substantially the form attached as Exhibit C hereto.

     Cooperative: A private cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein, and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

     Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement in accordance with the laws of the state in which the building is located.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

     Cooperative Loan: A Mortgage Loan made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by the related Cooperative Stock and the related Cooperative Lease, together with (i) the related Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) the related assignment or mortgage of the Cooperative Lease, (iv) the related financing statements, (v) the related stock power or other similar instrument and (vi) the related Recognition Agreement.

     Cooperative Stock: With respect to a Cooperative Loan, the stock, partnership interest or other ownership instrument in the related Cooperative.

     Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

     Current Loan-to-Value Ratio: As used in Section 2.4(b), the Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value; and as used in Section 3.1, the Cut-Off Date Principal Balance of a Mortgage Loan divided by the Appraised Value.

     Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment (including a Monthly Payment received prior to its scheduled Due Date, which is intended to be applied on its scheduled Due Date) or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan.

     Custodian: As defined in the related Term Sheet.

     Cut-Off Date: As to each Mortgage Loan, the first day of the month in which the applicable Closing Date occurs.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid as of the close of business on the applicable Cut-Off Date, after deduction and application of all payments of principal due on or before such Cut-Off Date, whether or not received.

     Destroyed Mortgage Note: A Mortgage Note the original of which (or a portion of the original of which) was permanently lost or destroyed and has not been replaced.

     Disclosure Documents: As defined in Section 6.2(a).

     Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

     Fannie Mae: The Federal National Mortgage Association and any successor thereto.

     FHA: The Federal Housing Administration, or any successor thereto.

     Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.

     High Cost/Covered Loan: As defined in the related Term Sheet.

     Index: With respect to any ARM Loan, the index set forth in the related Mortgage Note, which index is added to the Margin to determine the Mortgage Interest Rate on each date on which the Mortgage Interest Rate is subject to adjustment.

     Initial Interest Rate Adjustment Date: With respect to any ARM Loan, the initial Due Date on which an adjustment to the Mortgage Interest Rate of such ARM Loan becomes effective.

     Margin: With respect to any ARM Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the related Mortgage Loan Schedule.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered on the MERS(R) System for which MERS appears as the mortgagee of record on the related Mortgage or on an assignment thereof.

     MERS(R) System: The system of electronically recording transfers of Mortgages maintained by MERS.

     MIN: The Mortgage Identification Number for a MERS Loan.

     MOM Loan: A MERS Loan that was registered on the MERS(R) System at the time of origination thereof and for which MERS appears as the mortgagee of record on the related Mortgage.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan which is due on the related Due Date for such Mortgage Loan.

     Mortgage: The mortgage, deed of trust, or other instrument securing a Mortgage Note.

     Mortgage File: With respect to any Mortgage Loan, the documents or instruments with respect to such Mortgage Loan described in Exhibit A hereto.

     Mortgage Interest Rate: With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

     Mortgage Loan: Each mortgage loan and cooperative loan (if any), including each Substitute Mortgage Loan, listed on the Mortgage Loan Schedule to a Term Sheet. With respect to each Mortgage Loan that is a Cooperative Loan, "Mortgage Loan" shall include, but not be limited to, the Mortgage Note and the related Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Stock Certificate and Cooperative Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, "Mortgage Loan" shall include, but not be limited to, the Mortgage Note and the related Mortgage.

     Mortgage Loan Schedule: The Schedule of Mortgage Loans (which may consist of one or more separate schedules) attached as Schedule I to a Term Sheet. The Mortgage Loan Schedule shall set forth at least the following information with respect to each Mortgage Loan listed therein to the extent applicable: (i) its loan number, (ii) the city, state and zip code of the Mortgaged Property, (iii) the Appraised Value of the property subject to the Mortgage, (iv) the Cut-Off Date Principal Balance, (v) (a) in the case of each Mortgage Loan that is not an ARM Loan, the Mortgage Interest Rate of the Mortgage Note and (b) in the case of each ARM Loan, the Mortgage Interest Rate, as of the Cut-Off Date, of the Mortgage Note and the Rate Ceiling, Rate Floor, Periodic Cap, Index and Margin, as applicable, of the Mortgage Note, (vi) whether a Primary Insurance Policy is in effect as of the Cut-Off Date, (vii) the maturity of the Mortgage Note and
(viii) the Servicing Fee Rate.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

     Mortgaged Property: With respect to any Mortgage Loan, other than a Cooperative Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Note.

     Mortgagor: The obligor(s) on a Mortgage Note.

     Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate less the Servicing Fee Rate.

     Original Loan-to-Value Ratio: The original principal amount of a Mortgage Loan divided by the Appraised Value.

     Payoff: Any payment of principal on a Mortgage Loan made by or on behalf of the related Mortgagor equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.

     Periodic Cap: With respect to any ARM Loan, any applicable limit on adjustment of the Mortgage Interest Rate for each date of adjustment specified in the applicable Mortgage Note and designated as such in the related Mortgage Loan Schedule.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

     Pooling and Servicing Agreement: As defined in the applicable Term Sheet, as such Pooling and Servicing Agreement is in effect on its date of execution.

     Primary Insurance Policy: With respect to any Mortgage Loan, a primary policy of mortgage guaranty insurance, if any, on such Mortgage Loan.

     Principal Balance: With respect to any Mortgage Loan (including any Substitute Mortgage Loan), as of any date of determination, the scheduled principal balance of such Mortgage Loan under the terms of the related Mortgage Note as of such date, reduced by any Curtailments received with respect to such Mortgage Loan prior to the calendar month of determination and by any Payoff received on or before the 14th day of the calendar month of determination, and without adjustment solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period.

     Purchase Price: For each Mortgage Loan, an amount equal to the sum of (i) the product of the Cut-Off Date Principal Balance of such Mortgage Loan, multiplied by the related Purchase Price Percentage, and (ii) the amount of interest (computed at the Net Rate) that has accrued on the Cut-Off Date Principal Balance of such Mortgage Loan from the related Cut-Off Date to but not including the related Closing Date.

     Purchase Price Percentage: For each Mortgage Loan, as defined in the related Confidential Pricing Supplement.

     Purchaser: WaMu Asset Acceptance Corp., a Delaware corporation, and all successors in interest pursuant to Sections 6.1 and 7.8 hereof.

     Rate Ceiling: With respect to any ARM Loan, the maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

     Rate Floor: With respect to any ARM Loan, the minimum per annum Mortgage Interest Rate, if any, permitted under the related Mortgage Note.

     Rating Agencies: Each nationally recognized statistical rating organization that has rated the related Certificates at the request of the Purchaser.

     Reacquired Mortgage Loan: A Mortgage Loan for which another Mortgage Loan is substituted pursuant to and in accordance with the provisions of Section 2.4 or 3.3.

     Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

     Recording Documents: With respect to each Mortgage Loan, the original recorded Mortgage relating to such Mortgage Loan and any intervening assignment thereof required to be included in the Mortgage File with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form).

     Repurchase Price: With respect to any Mortgage Loan to be repurchased by the Seller pursuant to Section 2.4 or 3.3, an amount equal to the sum of (i) the Principal Balance thereof as of the date of repurchase, (ii) one month's interest at the applicable Net Rate on an amount equal to the sum of (A) such Principal Balance and (B) the aggregate amount of all principal due but unpaid under the terms of the related Mortgage Note to the extent not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement,
(iii) the aggregate amount of all principal and interest due but unpaid under the terms of the related Mortgage Note (whether or not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement), (iv) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the Servicer with respect to such Mortgage Loan pursuant to the related Pooling and Servicing Agreement and (v) all costs and damages incurred by the Purchaser or its transferee in connection with any violation by such Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by such Seller pursuant to
Section 3.1(vii); provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the Mortgage Loan, such costs and damages will not be paid pursuant to this clause (v), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off.

     ROV Mortgage Loan: A Mortgage Loan with respect to which the value set forth on the appraisal has been appealed and, as a result, an internal valuation has been conducted and included in a residential appraisal review contained in the related credit file.

     Sale: The sale of Mortgage Loans by the Purchaser to a Trust pursuant to a Pooling and Servicing Agreement.

     Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

     Seller: Washington Mutual Mortgage Securities Corp., and its assigns and successors in interest.

     Seller Officer's Certificate: A certificate signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Seller.

     Seller's Information: As defined in Section 6.2(a).

     Servicer: As defined in the related Pooling and Servicing Agreement.

     Servicing Fee Rate: With respect to each Mortgage Loan, the percentage set forth as such for such Mortgage Loan in the Mortgage Loan Schedule.

     Streamlined Mortgage Loan: A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the streamlined loan documentation program then in effect of the originator of such Mortgage Loan.

     Substitute Mortgage Loan: A Mortgage Loan that is substituted for another Mortgage Loan pursuant to and in accordance with the provisions of Section 2.4 or 3.3.

     Substitution Price: With respect to all Reacquired Mortgage Loans for which Substitute Mortgage Loans are substituted by the Seller on a specific date pursuant to Section 2.4 or 3.3, an amount equal to the sum of (i) the excess, if any, of the aggregate Principal Balance of the Reacquired Mortgage Loans over the aggregate Principal Balance of the Substitute Mortgage Loans, in each case, as of the date of substitution, (ii) one month's interest at the weighted average Net Rate for the Reacquired Mortgage Loans on an amount equal to the sum of (A) the excess amount described in clause (i) above and (B) the aggregate amount of all principal due but unpaid on the Reacquired Mortgage Loans under the terms of the related Mortgage Notes to the extent not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement, (iii) the aggregate amount of all principal and interest due but unpaid on the Reacquired Mortgage Loans under the terms of the related Mortgage Notes (whether or not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement), (iv) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the Servicer with respect to such Reacquired Mortgage Loans pursuant to the related Pooling and Servicing Agreement and (v) the aggregate amount of all costs and damages incurred by the Purchaser or its transferee in connection with any violations by such Reacquired Mortgage Loans of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by such Seller pursuant to Section 3.1(vii); provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the related Reacquired Mortgage Loan, such costs and damages will not be paid pursuant to this clause (v), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off.

     Term Sheet: A term sheet with respect to the Mortgage Loans purchased by the Purchaser from the Seller on a Closing Date, in substantially the form attached hereto as Exhibit B.

     Trust: The trust created in connection with the related Pooling and Servicing Agreement.

     Trustee: As defined in the related Pooling and Servicing Agreement.

     Underwriting Standards: For each Mortgage Loan, the published underwriting standards of the Seller, or, if such Mortgage Loan was underwritten pursuant to underwriting standards other than the published underwriting standards of the Seller, then such other underwriting standards.

     VA: The Department of Veterans Affairs (formerly known as the Veterans Administration) and any successor thereto.

                                   ARTICLE 2.

                     SALE AND CONVEYANCE OF MORTGAGE LOANS;
                           PAYMENT OF PURCHASE PRICE;
                           DELIVERY OF MORTGAGE FILES;

     Section 2.1. Sale and Conveyance of Mortgage Loans; Payment of Purchase
Price

          (a) On each Closing Date, upon the receipt of the applicable Purchase Price, the Seller shall deliver to the Purchaser a Term Sheet and a Confidential Pricing Supplement. As set forth in such Term Sheet, the Seller sells, transfers, assigns, sets over, and conveys to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement and such Term Sheet, all the right, title, and interest of the Seller in and to the Mortgage Loans described in the Mortgage Loan Schedule attached to such Term Sheet.

          (b) In payment of the purchase price for each of the Mortgage Loans pursuant to Section 2.1(a) and the applicable Term Sheet, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the Seller by wire transfer of immediately available funds the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date.

          (c) As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments due after the applicable Cut-Off Date, and all other payments and recoveries of principal and interest received on or after such Cut-Off Date, other than payments that were due on or prior to such Cut-Off Date.

          (d) On or before each Closing Date, the Seller shall deliver to the Purchaser with the related Term Sheet the related Mortgage Loan Schedule, which shall be in hard copy or "read-only" electronic format (as reasonably acceptable to the Seller and the Purchaser).

     Section 2.2. Delivery of Mortgage Files

     The Seller shall deliver or cause to be delivered to the Purchaser or its designee (which may be a Custodian), with respect to each Mortgage Loan sold by the Seller hereunder, on or before the related Closing Date, at the Seller's expense, each of the items or documents with respect to such Mortgage Loan required to be included in the Mortgage File pursuant to the definition thereof.

     Section 2.3. Recordation of Mortgages and Assignments of Mortgages

     With respect to each Mortgage Loan (other than any Mortgage Loan for which a Payoff has been made after the related Cut-Off Date and prior to the related Closing Date), in instances where, due to a delay on the part of the recording office, any Recording Documents are not included in the Mortgage File delivered to the Purchaser or its designee on or before the related Closing Date, the Seller shall transmit the Recording Documents to the Purchaser or its designee within 270 days after the related Closing Date. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Purchaser or its designee within 270 days after such Closing Date, the Seller shall deliver to the Purchaser or its designee within such time period a Seller Officer's Certificate stating the date by which the Seller expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by the Seller and delivered to the Purchaser or its designee by the date specified in its previous Seller Officer's Certificate delivered to the Purchaser or its designee, the Seller shall deliver to the Purchaser or its designee by such date an additional Seller Officer's Certificate stating a revised date by which the Seller expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Seller and delivered to the Purchaser or its designee.

     Section 2.4. Repurchases of and Substitutions for Defective Mortgage Loans

          (a) Upon receipt of notice from the Purchaser that any document, required to be included (pursuant to the definition of "Mortgage File") in the Mortgage File delivered to the Purchaser or its designee with respect to a Mortgage Loan sold by the Seller hereunder, was not included therein or has not been executed, the Seller shall correct or cure such defect within 60 days from the date the Seller receives notice thereof or, if such defect cannot be corrected or cured within such 60-day period, the Seller shall, not later than the expiration of such 60-day period, either (a) repurchase such Mortgage Loan from the Purchaser or its transferee at the Repurchase Price or (b) within the three-month period commencing on the related Closing Date (or within the two-year period commencing on such Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), substitute for such Mortgage Loan one or more Substitute Mortgage Loans each of which is a "qualified replacement mortgage" (as defined in the Code); provided, however, that in the event that such defect consists solely of the failure of the Seller to deliver any Recording Document with respect to such Mortgage Loan, due to a delay on the part of the recording office, then the Seller shall not be required to repurchase or substitute for such Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered by the Seller, the Purchaser or any other party to the related Pooling and Servicing Agreement or (ii) in the case of substitution, two years from the related Closing Date.

          (b) Any number of Substitute Mortgage Loans may be substituted for any number of Reacquired Mortgage Loans, subject to the limitations described in the next sentence. With respect to the Mortgage Loans substituted on any date, (i) the aggregate Principal Balance of the Substitute Mortgage Loans shall not exceed the aggregate Principal Balance of the Reacquired Mortgage Loans, (ii) each Substitute Mortgage Loan shall mature no later than, and not more than two years earlier than, the weighted average date of maturity of the Reacquired Mortgage Loans, (iii) each Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans, (iv) each Substitute Mortgage Loan shall have a Mortgage Interest Rate on the date of substitution equal to or no more than 1 percentage point greater than the weighted average Mortgage Interest Rate of the Reacquired Mortgage Loans, (v) if the Reacquired Mortgage Loans do not provide for any payments of principal during an initial period, each Substitute Mortgage Loan also shall not provide for payments of principal during such initial period and (vi) if the Reacquired Mortgage Loans are ARM Loans, then each Substitute Mortgage Loan shall (1) if applicable, have an Initial Interest Rate Adjustment Date occurring on approximately the same date as, but not earlier than, the weighted average Initial Interest Rate Adjustment Date of the Reacquired Mortgage Loans and interest rate adjustments thereafter at the same frequency as the Reacquired Mortgage Loans, (2) if applicable, have a Margin, Rate Ceiling and Rate Floor equal to or greater than the weighted average Margin, Rate Ceiling and Rate Floor of the Reacquired Mortgage Loans, (3) have the same terms (other than the terms referenced in clauses (1) and (2) above) for adjusting the Mortgage Interest Rate as the Reacquired Mortgage Loans and (4) if applicable, have the same terms for adjusting the amount of the minimum monthly payment as the Reacquired Mortgage Loans. Furthermore, the Seller shall be deemed to have made as of the date of substitution the representations and warranties set forth in Section 3.1 as to such Substitute Mortgage Loan (except that references to "Closing Date" and "Cut-Off Date" in such Section 3.1 shall be deemed to be references to the date of substitution). In addition, a Substitute Mortgage Loan shall not be a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS(R) Glossary in effect on the date of substitution, with such exceptions thereto as the Purchaser and Standard & Poor's Ratings Services may reasonably agree). A Substitute Mortgage Loan may be substituted for a defective Mortgage Loan that is itself a Substitute Mortgage Loan.

          (c) In connection with the substitution of one or more Substitute Mortgage Loans for one or more Reacquired Mortgage Loans on any date, the Seller shall pay to the Purchaser the Substitution Price for such Reacquired Mortgage Loans.

          (d) Concurrently with each such substitution, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File for each Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan shall be subject to the terms of this Agreement, to the extent applicable (including, without limitation, the Seller's obligations with respect to the Substitute Mortgage Loan pursuant to this Section 2.4 and Sections 2.3 and 3.3). The Seller and the Purchaser shall amend the Mortgage Loan Schedule in a timely fashion to delete all repurchased Mortgage Loans and Reacquired Mortgage Loans and add all Substitute Mortgage Loans.

          (e) The Seller shall pay any Repurchase Price or Substitution Price by such method as is specified by the Purchaser in writing.

          (f) With respect to each repurchased Mortgage Loan or Reacquired Mortgage Loan, the Seller shall own and be entitled to receive all scheduled payments due after the date of repurchase or substitution, as applicable, any Curtailments received in or after the calendar month of repurchase or substitution, as applicable, and any Payoff received after the 14th day of the calendar month of repurchase or substitution, as applicable; and with respect to each Substitute Mortgage Loan, the Seller shall own and be entitled to receive all payments due under the related Mortgage Note on or before the date of substitution. Any such payments received by the Purchaser or its transferee shall promptly be remitted by the Purchaser to the Seller. With respect to each Substitute Mortgage Loan, the Purchaser shall own and be entitled to receive all scheduled payments due after the date of substitution, any Curtailments received in or after the calendar month of substitution, and any Payoff received after the 14th day of the calendar month of substitution. Any such payments received by the Seller shall promptly be remitted by the Seller to the Purchaser or its transferee.

          (g) Upon receipt by the Purchaser of the Repurchase Price or the Substitution Price, as applicable, and (in the case of a substitution for a Mortgage Loan pursuant to this Section 2.4 or Section 3.3) upon receipt by the Purchaser of such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Purchaser title to any Substitute Mortgage Loan, the Purchaser shall release to the Seller the Mortgage File for the repurchased Mortgage Loan or the Reacquired Mortgage Loan, as applicable, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller title to such Mortgage Loan.

          (h) The Seller shall pay all costs and expenses incurred in connection with any repurchase or substitution by the Seller made pursuant to this Section
2.4 or Section 3.3.

          (i) It is understood and agreed that the obligations of the Seller set forth in this Section 2.4 constitute the sole remedies available to the Purchaser or its transferee respecting the Seller's failure to include in the Mortgage File for a Mortgage Loan sold by the Seller the documents required to be included therein.

                                   ARTICLE 3.

                        REPRESENTATIONS AND WARRANTIES OF
                    THE SELLER CONCERNING THE MORTGAGE LOANS;
                  REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

     Section 3.1. Seller Representations and Warranties Concerning the Mortgage Loans

     The Seller hereby represents and warrants to and covenants to and agrees with the Purchaser that, as to each Mortgage Loan sold by the Seller hereunder, as of the related Cut-Off Date unless otherwise indicated, subject in all cases (including, without limitation, clauses (iv), (xi) and (xviii)) to such exceptions, if any, as are set forth on Schedule III to the related Term Sheet:

          (i) The information set forth in the Mortgage Loan Schedule delivered on the Closing Date was true and correct in all material respects at the date or dates respecting which such information is furnished;

          (ii) As of the Closing Date, each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is a valid and enforceable (except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity) first lien on an unencumbered estate in fee simple or (if the related Mortgage Loan is secured by the interest of the Mortgagor as a lessee under a ground lease) leasehold estate in the related Mortgaged Property subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and
     (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

          (iii) Immediately upon the transfer and assignment contemplated herein, the Purchaser shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

          (iv) Except as set forth on Schedule III to the Term Sheet, if applicable, as of the day prior to the Cut-Off Date, all payments due on each Mortgage Loan had been made and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

          (v) As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note, except to the extent that the Buydown Agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

          (vi) As of the Closing Date, each Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted;

          (vii) Each Mortgage Loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

          (viii) Each Mortgage Loan was originated by (a) the Seller, (b) a savings association, savings bank, bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (c) a mortgagee approved by the FHA;

          (ix) As of the Closing Date, each Mortgage Loan that is not a Cooperative Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy, or other form of policy of insurance acceptable to Fannie Mae or Freddie Mac as of the origination date of such Mortgage Loan, which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and inures to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such policy;

          (x) Except as set forth on Schedule III to the Term Sheet, if applicable, each Mortgage Loan with both (a) an Original Loan-to-Value Ratio and (b) a Current Loan-to-Value Ratio in excess of 80% was covered, as of the Cut-Off Date, by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

          (xi) The Mortgage Note related to (a) each Mortgage Loan (other than a Cooperative Loan) requires the related Mortgagor to maintain a policy of hazard insurance, with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases in which such original principal balance exceeds the value of the improvements to the Mortgaged Property, and (b) each Mortgage Loan (other than a Cooperative Loan) with respect to which any part of any improvement to the related Mortgaged Property is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of such Mortgage Loan, requires the related Mortgagor to maintain a policy of flood insurance;

          (xii) As of the Closing Date, all taxes, governmental assessments, insurance premiums, leasehold payments or ground rents that have become due and payable with respect to each Mortgaged Property have been paid or an escrow of funds sufficient to pay them has been established;

          (xiii) As of the Closing Date, each insurer issuing a Primary Insurance Policy holds a rating acceptable to the Rating Agencies;

          (xiv) Each Mortgage (exclusive of any riders thereto) was documented by appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, or other instruments approved by the Seller;

          (xv) As of the Closing Date, the Mortgaged Property securing each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

          (xvi) As of the Closing Date, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

          (xvii) As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met the applicable Underwriting Standards, are located in a condominium or planned unit development projects which have received Fannie Mae or Freddie Mac approval, or are approvable by Fannie Mae or Freddie Mac or have otherwise been approved by the Seller;

          (xviii) Except as set forth on Schedule III to the Term Sheet, if applicable, no Mortgage Loan is a Buydown Loan;

          (xix) Prior to origination or refinancing, an appraisal of each Mortgaged Property was made by an appraiser on a form satisfactory to Fannie Mae or Freddie Mac;

          (xx) The Mortgage Loans have been underwritten substantially in accordance with the applicable Underwriting Standards;

          (xxi) All of the Mortgage Loans have due-on-sale clauses; however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law or the terms of the related Mortgage Note;

          (xxii) The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding mortgage loans of the same type originated or purchased by it which were available for sale to the Purchaser and as to which the representations and warranties in this
     Section 3.1 could be made;

          (xxiii) If such Mortgage Loan is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

          (xxiv) If such Mortgage Loan is a Cooperative Loan, it is secured by a valid, subsisting and enforceable (except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity) perfected first lien and security interest in the related Cooperative Stock, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement;

          (xxv) With respect to any Mortgage Loan as to which an affidavit has been delivered by the Seller to the Purchaser or its assignee certifying that the original Mortgage Note is a Destroyed Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

          (xxvi) Each Mortgage Loan constitutes a "qualified mortgage" under
     Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a "qualified mortgage" notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

          (xxvii) No Mortgage Loan is a High Cost/Covered Loan, and no Mortgage Loan originated during the period of October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

          (xxviii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or Section 226.32 of Regulation Z, is a "high-cost" loan or a "predatory" loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a "covered" loan under the laws of the states of California, Colorado or Ohio; and

          (xxix) No Mortgage Loan has a Closing Date Loan-to-Value Ratio greater than 100%.

     Section 3.2. Additional Seller Representations and Warranties

     The Seller hereby represents and warrants to the Purchaser as of each Closing Date on which the Seller sells Mortgage Loans hereunder, and with respect to such Mortgage Loans, as of such Closing Date:

          (i) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Seller has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the

     Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Seller and to the extent necessary to ensure the enforceability of each Mortgage Loan. The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Term Sheet, the Confidential Pricing Supplement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations herein contained, have been duly and validly authorized. This Agreement, the Term Sheet, the Confidential Pricing Supplement and all other documents and instruments contemplated hereby to which the Seller is a party, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforceability, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor's rights, and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

          (iii) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or will, prior to the applicable Closing Date, be obtained, except for any recordation of Mortgages or assignments of Mortgages or filing of UCC financing statements or amendments thereto to or for the benefit of the Purchaser pursuant to this Agreement.

          (iv) The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and will not (i) result in the breach of any term or provision of the certificate of incorporation or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

          (v) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened, against the Seller which, either in any one instance or in the aggregate, is likely, in the Seller's judgment, to result, in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein or therein, or which would be likely to impair materially the ability of the Seller to perform its obligations hereunder or thereunder.

          (vi) The Seller is a U.S. Department of Housing and Urban Development ("HUD") approved mortgagee pursuant to Section 203 of the National Housing Act of 1934, as amended. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD.

          (vii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition, financial or otherwise, or the operations, of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

          (viii) Upon payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title to a Mortgage, the Seller shall retain such record title to such Mortgage solely in trust for the Purchaser as owner thereof.

     Section 3.3. Repurchases and Substitutions in the Event of Breach of Seller
                  Representations and Warranties

          (a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of Mortgage Loans by the Seller to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage.

          (b) Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in Section 3.1 (in the case of a breach of the representation set forth in clause (xxix) of Section 3.1, as based on a determination of the applicable Closing Date Loan-to-Value Ratio using such evidence as is reasonably designed to approximate the value of the applicable Mortgaged Property as of the related Closing Date) that materially and adversely affects the value of any Mortgage Loan or the interests of the Purchaser in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Any breach of the representation set forth in clause (xxvii) or clause (xxviii) of Section 3.1 shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan. Within 90 days of its discovery of breach or its receipt of notice of breach from the Purchaser, the Seller shall repurchase from the Purchaser or its transferee the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof, or substitute one or more Substitute Mortgage Loans therefor, unless it has cured such breach in all material respects. Any such repurchase or substitution shall be made in the manner and within the time limits set forth in Section 2.4. If such breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered by the Seller, the Purchaser or any other party to the related Pooling and Servicing Agreement or (ii) in the case of substitution, two years from the related Closing Date.

          (c) It is understood and agreed that the obligations of the Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser or its transferee respecting a breach of the representations and warranties by the Seller set forth in Section 3.1.

          (d) In addition to such cure, repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the defense of any claim against the Purchaser by a third party resulting from a breach of the representations and warranties made by the Seller in this Article 3.

                                   ARTICLE 4.

                                    COVENANTS

     Section 4.1. Cooperation

     Each of the Seller and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

     Section 4.2. Representations, Warranties, Covenants and Indemnities

     Each representation, warranty, covenant and indemnity made by the Seller in this Agreement as of each Closing Date shall survive the termination of this Agreement.

     Section 4.3. Delivery of Documents

     On the dates specified herein, each party shall deliver to the appropriate persons specified herein all documents and instruments provided for hereunder.

     Section 4.4. Consents and Approvals

     The Seller shall obtain, at its sole cost and expense, prior to each Closing Date, all consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents will be obtained without any cost or expense to the Purchaser and will be obtained without any modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any provisions or conditions on the Purchaser.

     Section 4.5. Confidentiality

     Each party understands that certain information which has been furnished and will be furnished in connection with this transaction is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, such party will maintain the confidentiality of such information and will not without the consent of the party furnishing such information disclose it to others or use it except in connection with the transactions contemplated by this Agreement. The parties agree that the completed Confidential Pricing Supplement is confidential, and that the Term Sheet, this Agreement and their other exhibits, including the Mortgage Loan Schedule, and the underwriting guidelines of the Seller are not confidential. Information also shall not be deemed confidential or proprietary for these purposes if the information is generally known in the industry concerning a party, if it has been disclosed to the other party by a third party, or if it is required to be disclosed by law or by regulatory or judicial process.

                                   ARTICLE 5.

                             CONDITIONS TO PURCHASE

     The obligations of the Purchaser to purchase any Mortgage Loans on any Closing Date are subject to the satisfaction, as applicable, prior to or on such Closing Date (or on such other date as expressly provided for herein) of the following conditions, any of which may be waived in writing by Purchaser:

     Section 5.1. Required Documents

     On or before the Closing Date for the initial purchase of Mortgage Loans hereunder, each party hereto shall have received fully executed counterpart originals of this Agreement. On each Closing Date, the Purchaser and the Seller shall furnish to the other party fully executed counterpart originals of the relevant Term Sheet and Confidential Pricing Supplement.

     Section 5.2. Correctness of Representations and Warranties

     All of the representations and warranties of the Seller under this Agreement shall be true and correct as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

     Section 5.3. Compliance With Conditions

     All other terms and conditions of this Agreement to be performed by the Seller on or prior to such Closing Date (or such other date as expressly provided for herein) shall have been duly complied with and performed in all respects.

     Section 5.4. Costs

     The Seller shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loans sold by the Seller under this Agreement for the Seller's accountants, attorneys and other service providers. In addition, with respect to each Pooling and Servicing Agreement, the Seller shall (a) reimburse the Purchaser for all reasonable expenses incurred by the Purchaser in connection with the issuance of the related Certificates and (b) pay to the Purchaser a securitization fee, to be agreed upon separately.

                                   ARTICLE 6.

                SALE PURSUANT TO POOLING AND SERVICING AGREEMENT

     Section 6.1. Seller's Consent to Assignment

     The Seller hereby consents to the assignment by the Purchaser to a Trust, pursuant to a Pooling and Servicing Agreement, of all of the Purchaser's rights under (i) this Agreement, to the extent that this Agreement relates to Mortgage Loans transferred by the Purchaser to such Trust, and (ii) the Term Sheet with respect to such Mortgage Loans. The Seller agrees that its obligations hereunder and under the related Term Sheet may be enforced by the Trustee or the Servicer for such Trust.

     Section 6.2. Indemnification

          (a) The Seller (i) agrees to indemnify and hold harmless the Purchaser and the related Trust (each, an "Indemnified Party"), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the information provided by the Seller to the Purchaser with respect to the Seller's origination and underwriting criteria, the regulatory status of the Seller and its affiliates (other than the Purchaser and the Trust), and the characteristics of the Mortgage Loans sold by the Seller on the related Closing Date (such information, the "Seller's Information") and included in the prospectus or the prospectus supplement or other disclosure document prepared in connection with the related Sale (collectively, the "Disclosure Documents") and (ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (b) The Purchaser (i) will indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in any Disclosure Document (other than an untrue statement of material fact contained in the Seller's Information) or (y) arise out of or are based upon the omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless such omission also constitutes an omission to state in the Seller's Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading) and
(ii) will reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) In connection with each Sale, (i) the Seller agrees to execute an agreement pursuant to which the Seller will agree to indemnify each underwriter engaged in connection with such Sale against any losses, claims, damages or liabilities to which such underwriter may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Seller's Information and included in any Disclosure Document, and (ii) the Purchaser agrees to make reasonable efforts to obtain indemnification satisfactory to the Seller with respect to any information provided by parties other than the Purchaser or an affiliate of the Purchaser and included in any Disclosure Document.

                                   ARTICLE 7.

                            MISCELLANEOUS PROVISIONS

     Section 7.1. Amendment

     This Agreement may be amended from time to time by the Seller and the Purchaser solely by written agreement signed by the Seller and the Purchaser. If any provision of this Agreement or of a Confidential Pricing Supplement conflicts with any provision of a Term Sheet, the provision of such Term Sheet shall control. If any provision of this Agreement conflicts with any provision of a Confidential Pricing Supplement, the provision of this Agreement shall control.

     Section 7.2. Recordation of Agreement

          (a) To the extent necessary under applicable law to protect the interests of the Purchaser, this Agreement or a memorandum thereof is subject to recordation in all appropriate public offices for real property records in all the counties and other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Purchaser's expense upon direction of the Purchaser.

          (b) The Seller agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Purchaser.

     Section 7.3. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state (other than Section 5-1401 of the General Obligations Law).

     Section 7.4. General Interpretive Principles

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

               (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

               (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

               (iv) a reference to a subsection without further reference to a
Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

               (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

               (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 7.5. Notices

     All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by telecopy, mailed by certified mail, return receipt requested and postage prepaid, or delivered by a nationally recognized overnight courier, to

     (i) in the case of the Seller:

     Washington Mutual Mortgage Securities Corp.
     75 North Fairway Drive
     Vernon Hills, Illinois 60061
     Attention: Kim Jacobs, Vice President
     Telephone: (847) 549-2372
     Telecopy: (847) 549-2997
or such other address as may hereafter be furnished to the Purchaser in writing by the Seller, and

     (ii) in the case of the Purchaser:

     WaMu Asset Acceptance Corp.
     1201 Third Avenue, WMT1706A
     Seattle, Washington 98101
     Attention: General Counsel
     Telephone: (206) 554-8838

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means agreed to by the parties.

     Section 7.6. Severability of Provisions

     If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

     Section 7.7. Exhibits

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 7.8. Counterparts; Successors and Assigns

     This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser. Notwithstanding the foregoing, (a) the Seller shall not assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, and (b) the Purchaser may not assign its rights and obligations under this Agreement except (i) as provided in
Section 6.1 or (ii) with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed (in which case all references to the Purchaser herein shall be deemed to include such assignee).

     Section 7.9. Effect of Headings

     The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 7.10. Other Agreements Superseded

     This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 7.11. Intention of the Parties

     It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, Mortgage Loans and not a debt instrument of the Seller or other security. Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

     Section 7.12. Nonsolicitation

     The Seller covenants and agrees that it will not take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of any Mortgage Loans by the related Mortgagors, in whole or in part following the Closing Date with respect to such Mortgage Loans. Notwithstanding the foregoing, the Seller shall not be prohibited from:

               (i) advertising its availability for handling refinancing of mortgage loans if the Mortgage Loans are not specifically targeted;

               (ii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that the Seller or its affiliates owns or services;

               (iii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that the Seller or its affiliates owns or services;

               (iv) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that the Seller or its affiliates owns or services;

               (v) providing payoff information or otherwise cooperating with individual Mortgagors who contact the Seller about prepaying any Mortgage Loan; or

               (vi) advising individual Mortgagors who contact the Seller about prepaying any Mortgage Loan of refinancing terms or streamlined origination arrangements that are available.

In no event shall the Seller treat mortgage loans that it holds in its own portfolio and the Mortgage Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.

     Section 7.13. Attorneys' Fees

     If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

     Section 7.14. Security Interest

          (a) The parties hereto intend that each transfer of a Mortgage Loan pursuant to this Agreement and the applicable Term Sheet constitute a sale by the Seller to the Purchaser of such Mortgage Loan, including for accounting purposes, and not a secured borrowing. It is, further, not the intention of the parties that any such transfer be deemed the grant of a security interest in any Mortgage Loan by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, any Mortgage Loan is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in any Mortgage Loan, then (a) this Agreement shall constitute a security agreement; and (b) the transfer provided for in this Agreement and the applicable Term Sheet shall be deemed to be a grant by the Seller to the Purchaser of, and the Seller hereby grants to the Purchaser, to secure all of the Seller's obligations hereunder, a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in, to and under: (i) the Mortgage Loans listed on the Mortgage Loan Schedule to each Term Sheet; (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing. The Purchaser shall have all of the rights of a secured party under the applicable Uniform Commercial Code.

          (b) The Seller shall take or cause to be taken such actions and execute such documents, including without limitation the filing of any financing statements, continuation statements, and amendments to financing statements, as are necessary to perfect the Purchaser's interests in each Mortgage Loan. The Seller shall file such financing statements, continuation statements, and amendments on a timely basis.

          (c) No later than ten (10) days following each Closing Date, the Seller shall file in the applicable jurisdictions such UCC financing statements covering the Mortgage Loans sold by the Seller on such Closing Date as are necessary to perfect the Purchaser's interests in such Mortgage Loans.

     Section 7.15. Covenant Not to Place Purchaser or Trust Into Bankruptcy

     The Seller covenants that it shall not, until at least one year and one day after all securities issued by any Trust to which the Purchaser has transferred Mortgage Loans have been paid in full, take any action to file an involuntary bankruptcy petition against the Purchaser or any Trust.

                            [Signature pages follow]

     TO WITNESS THIS, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement by their duly authorized respective officers as of the date first above written.

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                     a Delaware corporation


                                     By: /s/ Michael Parker
                                         ---------------------------------------

                                     Name: Michael Parker
                                           -------------------------------------

                                     Title: Senior Vice President
                                            ------------------------------------


                                     WaMu ASSET ACCEPTANCE CORP.
                                     a Delaware corporation


                                     By: /s/ David Beck
                                         ---------------------------------------

                                     Name: David Beck
                                           -------------------------------------

                                     Title: EVP
                                            ------------------------------------

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall consist of the following documents or instruments:

     (X) with respect to each Mortgage Loan that is not a Cooperative Loan:

          (i) The original Mortgage Note (1) endorsed (A) in blank, without recourse, (B) to the applicable Trustee, as Trustee, without recourse, (C) to the applicable Trust, without recourse, (D) to the applicable custodian, without recourse, (E) to the Seller, or (F) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, by Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or (2) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, naming Washington Mutual Bank or Washington Mutual Bank fsb, a applicable, as payee, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the Mortgage Loan, Washington Mutual Bank, Washington Mutual Bank fsb, or the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the Mortgage Note;

          (ii) The Buydown Agreement, if applicable;

          (iii) (1) (x) the original recorded Mortgage with evidence of recording thereon for the jurisdiction in which the Mortgaged Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan),
     (y) unless the Mortgage Loan is a MERS Loan or, if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, the mortgagee named in such Mortgage is Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the applicable Trustee, as Trustee, (C) to the applicable Trust, (D) to the applicable custodian, (E) to the Seller, or (F) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, and (z) unless the Mortgage Loan is a MOM Loan or if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, the mortgagee named in such Mortgage is Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, recorded originals of all intervening assignments evidencing a complete chain of assignment from the originator to MERS or the party executing the assignment described in clause (y), as applicable; or

               (2) (x) a copy (which may be in electronic form) of the Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i) on the face thereof by the public recording office in the appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, Washington Mutual Bank, Washington Mutual Bank fsb, the Seller or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy of the original of which has been sent for recordation, (y) unless the Mortgage Loan is a MERS Loan or, if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, the mortgagee named in such Mortgage is Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the applicable Trustee, as Trustee, (C) to the applicable Trust, (D) to the applicable custodian, (E) to the Seller, or (F) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, and (z) unless the Mortgage Loan is a MOM Loan or if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, the mortgagee named in such Mortgage is Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, true and correct copies, certified by the applicable county recorder or by the originator, Washington Mutual Bank, Washington Mutual Bank fsb, or the Seller as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to MERS or the party executing the assignment described in clause (y), as applicable;

          (iv) For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

     and (Y) with respect to each Cooperative Loan:

          (i) the original Mortgage Note (1) endorsed (A) in blank, without recourse, (B) to the applicable Trustee, as Trustee, without recourse, (C) to the applicable Trust, without recourse, (D) to the applicable custodian, without recourse, (E) to the Seller, or (F) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, by Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or (2) if such Mortgage Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, naming Washington Mutual Bank or Washington Mutual Bank fsb, a applicable, as payee, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the Cooperative Loan, Washington Mutual Bank, Washington

     Mutual Bank fsb, or the Seller, as applicable, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the Mortgage Note;

          (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease;

          (iii) The Cooperative Stock Certificate, together with an undated stock power or other similar instrument executed in blank;

          (iv) The Recognition Agreement;

          (v) The Security Agreement;

          (vi) Copies of the original UCC financing statement, and any continuation statements or amendments thereof, each with evidence of recording thereof, perfecting the security interest granted under the Security Agreement and the Assignment of Proprietary Lease;

          (vii) Unless the Cooperative Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, and Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, was the originator of the Cooperative Loan, copies of the filed UCC assignments or amendments of the UCC financing statements described in clause (vi) above showing an unbroken chain of assignments from the originator to the applicable Trust, the applicable Trustee, the applicable custodian, the Seller, or if the Cooperative Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, each with evidence of recording thereof;

          (viii) Unless the Cooperative Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, and Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, was the originator of the Cooperative Loan, executed assignments of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of assignments from the originator to the applicable Trust, the applicable Trustee, the applicable custodian, the Seller, or if the Cooperative Loan has been transferred to the Seller by Washington Mutual Bank or Washington Mutual Bank fsb, to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable; and

          (ix) For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

                                    EXHIBIT B

                                   TERM SHEET

     This Term Sheet (this "Term Sheet") is dated _____, by Washington Mutual Mortgage Securities Corp., a Delaware corporation, as seller (the "Seller"), and WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser (the "Purchaser").

     This Term Sheet is entered into pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the "MLPA"), dated as of December 28, 2005, between the Seller and the Purchaser. All capitalized terms shall have the meanings ascribed to them in the MLPA, unless otherwise defined herein or in the Confidential Pricing Supplement. In the event of any inconsistency between this Term Sheet and either the MLPA or the Confidential Pricing Supplement, the terms of this Term Sheet shall govern; and in the event of any inconsistency between the MLPA and the Confidential Pricing Supplement, the terms of the MLPA shall govern.

     The Purchaser hereby purchases from the Seller, and the Seller hereby sells to the Purchaser, all of the Seller's right, title and interest in and to the mortgage loans described on the Mortgage Loan Schedule attached hereto as
Schedule I (the "Mortgage Loans") in accordance with the terms of the MLPA, as supplemented and amended by this Term Sheet and the Confidential Pricing Supplement.

     1. DEFINITIONS

     For purposes of this Term Sheet, the following terms shall have the following meanings:

     Aggregate Cut-Off Date Principal
     Balance of the Mortgage Loans:     ________________________________________

     Certificates:                      Washington Mutual Mortgage Pass-Through
                                        Certificates, [INSERT Series name]

     Closing Date:                      ________________________________________

     Custodian:                         ________________________________________

     Cut-Off Date:                      ________________________________________

     High Cost/Covered Loan:            A High Cost Loan or a Covered Loan, as
                                        such terms are defined in the Standard &
                                        Poor's LEVELS(R) Glossary in effect on
                                        the Closing Date, which is Version
                                        [___], applicable portions of which are
                                        attached hereto as Schedule II

     Mortgage Loan Type:                ________________________________________

     Pooling and Servicing Agreement:   The Pooling and Servicing Agreement,
                                        dated as of ______, among the Purchaser,
                                        Washington Mutual Bank, as Servicer,
                                        ______, as Trustee, and ______, as
                                        Delaware Trustee

     Servicing Fee Rate:                [___% for each Mortgage Loan] [A range
                                        between ___% and ___%, as set forth for
                                        each Mortgage Loan in the Mortgage Loan
                                        Schedule, with a weighted average of
                                        ___%]

     Weighted Average Net Rate of the
     Mortgage Loans:                    ________________________________________

     2. Amendments to MLPA

     a. Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

     b. Each of the following representations and warranties with respect to the Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section
     3.2 of the MLPA is hereby deleted in its entirety:

          [________] [No deletions.]

     c. The MLPA is hereby amended to add the following additional representations and warranties with respect to the Mortgage Loans:

          [________] [No additional representations and warranties.]

     d. The following additional amendments are hereby made to the MLPA with respect to the Mortgage Loans:

          [________] [No additional amendments.]

     e. Except as modified here, the MLPA remains in full force and effect.

     [signatures follow]

     TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     WaMu ASSET ACCEPTANCE CORP.
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                             -----------------------------------
                                             Acknowledgement of Trader:
                                             This Term Sheet accurately reflects
                                             the terms and conditions of the
                                             sale of the mortgage loans from:

                                             ______ WMMSC

                                             to the Purchaser.
                                             -----------------------------------

  [Signature page to Term Sheet for Washington Mutual Mortgage Securities Corp.
                            for [INSERT Series Name]]

                                   SCHEDULE I

     MORTGAGE LOAN SCHEDULE OF WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. *

* To be attached as hard copy or as diskette in "read-only" format.

                                   SCHEDULE II

                      ANTI-PREDATORY LENDING CATEGORIZATION

   [INSERT applicable portions of the Standard & Poor's Levels(R) Glossary in effect on the Closing Date, similar to the following:]

I.   High-Cost Loan Categorization

                             Name of Anti-Predatory Lending     Category under Applicable
    State/Jurisdiction             Law/Effective Date          Anti-Predatory Lending Law
------------------------------------------------------------------------------------------
Arkansas                     Arkansas Home Loan Protection    High Cost Home Loan
                             Act, Ark. Code Ann. Sections
                             23-53-101 et seq.
                             Effective July 16, 2003
------------------------------------------------------------------------------------------
Cleveland Heights, OH        Ordinance No. 72-2003 (PSH),     Covered Loan
                             Mun. Code Sections 757.01
                             et seq.
                             Effective June 2, 2003
------------------------------------------------------------------------------------------
Colorado                     Consumer Equity Protection,      Covered Loan
                             Colo. Stat. Ann. Sections
                             5-3.5-101 et seq.
                             Effective for covered loans
                             offered or entered into on or
                             after January 1, 2003. Other
                             provisions of the Act took
                             effect on June 7, 2002
------------------------------------------------------------------------------------------
Connecticut                  Connecticut Abusive Home Loan    High Cost Home Loan
                             Lending Practices Act, Conn.
                             Gen. Stat. Sections 36a-746
                             et seq.
                             Effective October 1, 2001
------------------------------------------------------------------------------------------
District of Columbia         Home Loan Protection Act, D.C.   Covered Loan
                             Code Sections 26-1151.01
                             et seq.
                             Effective for loans closed on
                             or after January 28, 2003
------------------------------------------------------------------------------------------
Florida                      Fair Lending Act, Fla. Stat.     High Cost Home Loan
                             Ann. Sections 494.0078 et seq.
                             Effective October 2, 2002
------------------------------------------------------------------------------------------
Georgia (Oct 1, 2002 -       Georgia Fair Lending Act, Ga.    High Cost Home Loan
Mar 6, 2003)                 Code Ann. Sections 7-6A-1
                             et seq.
                             Effective October 1, 2002 -
                             March 6, 2003
------------------------------------------------------------------------------------------
Georgia as amended (Mar 7,   Georgia Fair Lending Act, Ga.    High Cost Home Loan
2003 - current)              Code Ann. Sections 7-6A-1
                             et seq.
                             Effective for loans closed on
                             or after March 7, 2003
------------------------------------------------------------------------------------------


                                     B-II-1

                             Name of Anti-Predatory Lending     Category under Applicable
    State/Jurisdiction             Law/Effective Date          Anti-Predatory Lending Law
------------------------------------------------------------------------------------------
HOEPA Section 32             Home Ownership and Equity        High Cost Loan
                             Protection Act of 1994, 15
                             U.S.C. Section 1639, 12 C.F.R.
                             Sections 226.32 and 226.34
                             Effective October 1, 1995,
                             amendments October 1, 2002
------------------------------------------------------------------------------------------
Indiana                      Indiana Home Loan Practices      High Cost Home Loan
                             Act, Ind. Code Ann. Sections
                             24-9-1-1 et seq.
                             Effective for loans originated
                             on or after January 1, 2005.
------------------------------------------------------------------------------------------
Illinois                     High Risk Home Loan Act, Ill.    High Risk Home Loan
                             Comp. Stat. tit. 815, Sections
                             137/5 et seq.
                             Effective January 1, 2004
                             (prior to this date,
                             regulations under Residential
                             Mortgage License Act effective
                             from May 14, 2001)
------------------------------------------------------------------------------------------
Kansas                       Consumer Credit Code, Kan.       High Loan to Value Consumer
                             Stat. Ann. Sections 16a-1-101    Loan (id. Section 16a-3-207)
                             et seq.                          and;
                             Sections 16a-1-301 and           High APR Consumer Loan (id.
                             16a-3-207 became effective       Section 16a-3-308a)
                             April 14, 1999; Section
                             16a-3-308a became effective
                             July 1, 1999
------------------------------------------------------------------------------------------
Kentucky                     2003 KY H.B. 287 - High Cost     High Cost Home Loan
                             Home Loan Act, Ky. Rev. Stat.
                             Sections 360.100 et seq.
                             Effective June 24, 2003
------------------------------------------------------------------------------------------
Maine                        Truth in Lending, Me. Rev.       High Rate High Fee Mortgage
                             Stat. tit. 9-A, Sections 8-101
                             et seq.
                             Effective September 29, 1995
                             and as amended from time to
                             time
------------------------------------------------------------------------------------------
Massachusetts                Part 40 and Part 32, 209         High Cost Home Loan
                             C.M.R. Sections 32.00 et seq.
                             and 209 C.M.R. Sections 40.01
                             et seq.
                             Effective March 22, 2001 and
                             amended from time to time
------------------------------------------------------------------------------------------
Nevada                       Assembly Bill No. 284, Nev.      Home Loan
                             Rev. Stat. Sections 598D.010
                             et seq.
                             Effective October 1, 2003
------------------------------------------------------------------------------------------


                                     B-II-2

                             Name of Anti-Predatory Lending     Category under Applicable
    State/Jurisdiction             Law/Effective Date          Anti-Predatory Lending Law
------------------------------------------------------------------------------------------
New Jersey                   New Jersey Home Ownership        High Cost Home Loan
                             Security Act of 2002, N.J.
                             Rev. Stat. Sections 46:10B-22
                             et seq.
                             Effective for loans closed on
                             or after November 27, 2003
------------------------------------------------------------------------------------------
New Mexico                   Home Loan Protection Act, N.M.   High Cost Home Loan
                             Rev. Stat. Sections 58-21A-1
                             et seq.
                             Effective as of January 1,
                             2004; Revised as of February
                             26, 2004
------------------------------------------------------------------------------------------
New York                     N.Y. Banking Law Article 6-l     High Cost Home Loan
                             Effective for applications
                             made on or after April 1, 2003
------------------------------------------------------------------------------------------
North Carolina               Restrictions and Limitations     High Cost Home Loan
                             on High Cost Home Loans, N.C.
                             Gen. Stat. Sections 24-1.1E
                             et seq.
                             Effective July 1, 2000;
                             amended October 1, 2003
                             (adding open-end lines of
                             credit)
------------------------------------------------------------------------------------------
Ohio                         H.B. 386 (codified in various    Covered Loan
                             sections of the Ohio Code),
                             Ohio Rev. Code Ann. Sections
                             1349.25 et seq.
                             Effective May 24, 2002
------------------------------------------------------------------------------------------
Oklahoma                     Consumer Credit Code (codified   Subsection 10 Mortgage
                             in various sections of Title
                             14A)
                             Effective July 1, 2000;
                             amended effective January 1,
                             2004
------------------------------------------------------------------------------------------
South Carolina               South Carolina High Cost and     High Cost Home Loan
                             Consumer Home Loans Act, S.C.
                             Code Ann. Sections 37-23-10
                             et seq.
                             Effective for loans taken on
                             or after January 1, 2004
------------------------------------------------------------------------------------------
West Virginia                West Virginia Residential        West Virginia Mortgage Loan
                             Mortgage Lender, Broker and      Act Loan
                             Servicer Act, W. Va. Code Ann.
                             Sections 31-17-1 et seq.
                             Effective June 5, 2002
------------------------------------------------------------------------------------------


                                     B-II-3

II.  Covered Loan Categorization

                             Name of Anti-Predatory Lending     Category under Applicable
    State/Jurisdiction             Law/Effective Date          Anti-Predatory Lending Law
------------------------------------------------------------------------------------------
Georgia (Oct 1, 2002 -       Georgia Fair Lending Act, Ga.    Covered Loan
Mar 6, 2003)                 Code Ann. Sections 7-6A-1
                             et seq.
                             Effective October 1, 2002 -
                             March 6, 2003
------------------------------------------------------------------------------------------
New Jersey                   New Jersey Home Ownership        Covered Home Loan
                             Security Act of 2002, N.J.
                             Rev. Stat. Sections 46:10B-22
                             et seq.
                             Effective November 27, 2003 -
                             July 5, 2004
------------------------------------------------------------------------------------------


                                     B-II-4

                                  SCHEDULE III

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF
                    THE SELLER CONCERNING THE MORTGAGE LOANS

     The representations and warranties made, pursuant to Section 3.1 of the MLPA, by Washington Mutual Mortgage Securities Corp. with respect to the Mortgage Loans to be sold by it on the Closing Date are subject to the following exceptions:

[None.]

[INSERT applicable exceptions]

1. Section 3.1(iv) - As of the Cut-Off Date, ___ Mortgage Loans with the following loan numbers were delinquent between __ and __ days:

     Loan Numbers: ____.

2. Section 3.1(iv) - As of the Cut-Off Date, ___ Mortgage Loans with the following loan number were delinquent more than once in the preceding 12 months between:

     Loan Numbers: ____.

3. Section 3.1(x) - ___ Mortgage Loans with the following loan numbers had both (i) an Original Loan-to-Value Ratio and (ii) a Current Loan-to-Value Ratio in excess of 80% and were not covered by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty:

     Loan Numbers: ____.

4. Section 3.1(xviii) - ___ Mortgage Loans with the following loan numbers are Buydown Loans:

     Loan Numbers: ____.

5.   Section 3.1(____) - [other exceptions]:

     Loan Numbers: ____.

                                    EXHIBIT C

                         CONFIDENTIAL PRICING SUPPLEMENT

     This Confidential Pricing Supplement (this "Confidential Pricing Supplement") is dated _____, by Washington Mutual Mortgage Securities Corp., a Delaware corporation, as seller (the "Seller"), and WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser (the "Purchaser").

     This Confidential Pricing Supplement is entered into pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the "MLPA"), dated as of December 28, 2005, between the Seller and the Purchaser, as supplemented and amended by the Term Sheet (the "Term Sheet"), dated the date hereof, between the Seller and the Purchaser and relating to [INSERT Series Name]. All capitalized terms shall have the meanings ascribed to them in the MLPA, unless otherwise defined herein or in the Term Sheet. In the event of any inconsistency between the MLPA and this Confidential Pricing Supplement, the terms of the MLPA shall govern; and in the event of any inconsistency between the Term Sheet and either this Confidential Pricing Supplement or the MLPA, the terms of the Term Sheet shall govern.

     For purposes of this Confidential Pricing Supplement and the sale by the Seller to the Purchaser of the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I to the Term Sheet, the Purchase Price Percentage shall be: ______________.

     [signatures follow]

     TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

                                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------


                                     WaMu ASSET ACCEPTANCE CORP.
                                     a Delaware corporation


                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                            ------------------------------------
                                            Acknowledgement of Trader:

                                            This Confidential Pricing Supplement
                                            accurately reflects the terms and
                                            conditions of the sale of the
                                            mortgage loans from:

                                            ______ WMMSC

                                            to the Purchaser.
                                            ------------------------------------

    [Signature page to Confidential Pricing Supplement for Washington Mutual
              Mortgage Securities Corp. for [INSERT Series Name] ]